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                                                                   EXHIBIT 10.13

                              RUDOLPH TECHNOLOGIES

                              MANAGEMENT AGREEMENT
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THIS MANAGEMENT AGREEMENT (the "Agreement") is made as of July 24, 2000,
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(the "Effective Date"), by and among Rudolph Technologies ("Technologies"), a
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Delaware corporation (the "Company"), and Robert M. Loiterman ("Executive").
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     WHEREAS, Executive desires to be employed as an Officer of Technologies, and Technologies desires to employ Executive Officer and to be assured of its right to his services on the terms and conditions hereinafter set forth, and Executive is willing to agree to such employment on such terms and conditions:

     NOW, THEREFORE, the Company and Executive agree as follows:

     1.  Definitions.  As used herein, the following terms shall have the
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following meanings:

     "Board" means the Company's board of directors.
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          "Cause" means the determination by the Board, in the exercise of its
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          good faith judgement, that:  (a) Executive has committed a fraud, felony or other serious act of moral turpitude; or (b) Executive has breached his duty of loyalty to the Company or its Subsidiaries; or
          (c) Executive has committed a material breach of this Agreement, and if such breach is capable of cure, such breach is not cured or remedied and continues after fifteen (15) business days from the date of which written notice of the breach was first provided to Executive; in each case after (i) written notice to Executive and (ii) there has been a reasonable procedure for Executive to state his case to the Board.

          "Good Reason" means the resignation by Executive of employment with
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          Technologies as a direct result of either (i) a material diminution of duties and responsibilities of Executive as an employee of Technologies, (ii) the relocation of Executive outside of the
          Flanders, New Jersey area, (iii) any requirement by the Company that Executive make a material mistatement or omission in any financial report or governmental filing, or (iv) a material breach of this Agreement by the Company or its Subsidiaries in the absence of a material breach of this Agreement by Executive, which diminution or breach, as the case may be, has continued 15 days after delivery of written notice by Executive to the Board stating Executive's intent to resign as a consequence of such diminution or breach; provided that Executive's resignation actually occurs within 30 days following the occurrence of the diminution or breach.
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          "Independent Third Party" means any Person or group of Persons who,
           -----------------------
          immediately prior to the contemplated transaction, does not own in excess of 5% of the common equity of the Company or its Subsidiaries on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of capital stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of capital stock.

          "Permanent Disability" means that Executive, as determined by the
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          Board in its good faith judgement, is unable to perform, by reason of physical or mental incapacity, his duties or obligation under this Agreement, for a period of ninety (90) consecutive days or a total period of one hundred twenty (120) days in any three hundred sixty-five (365) day period.

          "Sale of the Company" means the sale of Technologies to an Independent
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          Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of Technologies possessing the voting power to elect a majority of Technologies board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "Change of Control" shall be deemed to occur upon the earliest to
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          occur after the date of this Agreement of any of the following events:

             (i) Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

            (ii) Change in Board of Directors.  During any period of two (2)
                 consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(a)(i), 2(a)(iii) or 2(a)(iv) of the Corporate Bylaws whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

          (iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger of consolidation continuing to represent

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               (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

          (iv) Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; and

          (v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of
               Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

          (vi) Certain Definitions. For purposes of this Section 2(a), the following terms shall have the following meanings:

               (A) "Exchange Act" shall mean the Securities Exchange Act of
                   1934, as amended.

               (B) "Person" means an individual, a partnership, a corporation,
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                   an association, a joint stock company, a trust, a joint
                   venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof. Person shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

               (C) "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

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     2. Employment.  Technologies agrees to employ Executive, and Executive
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        hereby accepts employment with Technologies, upon the terms and conditions set forth in this Agreement.

          (a)  Position and Duties:
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               (i) Executive shall serve as as Vice President of Engineering and shall have such duties as may be consistent with such position and as are determined by the Board from time to time.

              (ii) Executive shall devote his best efforts and his full
                   business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity which does not constitute Permanent Disability) to the business and affairs of Technology; provided, that
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                   subject to approval by the Board, Executive may serve as a director of other companies that are not competitive with the business of Technologies. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

          (b)  Term:  Subject to the provisions of Section 3(a), the "Term" of
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               this Agreement shall be for 1 year from the date hereof, unless earlier terminated by either party as provided in Section 4(a) below, subject to automatic renewals for successive 1 year Terms unless either party has delivered written notice not less than ninety (90) days prior to the expiration of the initial Term or any renewal thereof.

     3. Non-competition, non-solicitation:
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          (a)  Executive acknowledges that during the course of his employment with Technologies he will become familiar with the trade secrets and with other Confidential Information of the Company and its Subsidiaries and the his services will be of a special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that, during the time he is employed by Technologies and for 1 year thereafter (the "Non-Compete Period"), Executive shall not directly or indirectly own, operate, manage, control, participate in, consult with, advise, provide services for, or in any manner engage in (including by himself or in association with any person, firm, corporate or other business organization or through an entity), any business engaged in the businesses in which the Company and its Subsidiaries is engaged or then proposes to engage within any geographical area in which the Company or its Subsidiaries engages in business. Nothing herein shall prohibit Executive from being a passive owner or not more that 5% of the outstanding stock of any class of a corporation which is publicly traded, or any other passive minority investment in any investment fund, limited partnership or similar entity,

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               whether or not publicly traded, and so long as Executive has no active participation in the business of such entity.

          (b) During the time Executive is employed by Technologies and for 1 year thereafter (the "Non-Solicitation Period"), Executive shall not, directly or indirectly through another entity, (i) induce or attempt to induce any employee of Technologies to leave the employ of Technologies, or in anyway interfere with the relationship between Technologies and any employee thereof, including without limitation, inducing or attempting to induce any employee, group of employees or any other person or persons to interfere with the business or operations of Technologies,
               (ii) hire any person who was an employee of Technologies at any time during Executive's employment period, or (iii) induce or attempt to induce, whether directly or indirectly, any customer, supplier, distributor, franchisee, licensee or other business relation of Technologies to cease doing business with Technologies, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and Technologies.

          (c) Executive agrees that: (i) the covenants set forth in this Section are reasonable in geographical and temporal scope and in all other respects, (ii) the Company would not have entered into this Agreement but for the covenants of Executive contained herein, and (iii) the covenants contained herein have been made in order to induce the Company to enter into this Agreement.

          (d) If, at the time of enforcement of this Section a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstance shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

          (e) Executive recognizes and affirms that in the event of his breach of provision of this Agreement money damages would be inadequate and the Company and its Subsidiaries would have no adequate remedy at law. Accordingly, Executive agrees that in the event of a breach or threatened breach by Executive of any of the provisions of this Agreement, the Company and its Subsidiaries, in addition and supplementary to other rights and remedies existing in its favor may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

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     4. Termination and Severance:
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          (a)  Termination.  Executive and Technologies shall each have the
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               right to terminate the Term and Executive's employment with
               Technologies (a) "Termination", and the date of such termination the "Termination Date" at any time and for any reason or for no reason at all, by delivering written notice to the other party, and upon any such Termination, Technologies shall have no further obligations to Executive hereunder, except as set forth in Sections 4(b) and (c) below.

          (b)  Base Salary through Termination:  COBRA.  Executive shall be
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               entitled to receive his Base Salary earned through his
               Termination Date, prorated on a daily basis together with all accrued but unpaid vacation time earned through his Termination Date. In addition, Executive shall be entitled to COBRA benefits after the Termination Date. Except as set forth in Section 4(c), Executive shall not be entitled to receive his Base Salary or any bonuses or other benefits from Technologies for any period after the Termination Date.

          (c)  Severance Obligation.  In the event Executive's employment is
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               terminated by Technologies without Cause or Executive resigns from employment with Technologies with Good Reason, following such Termination and upon execution by Executive of a general release in favor of the Company and its Subsidiaries (i) satisfying all applicable requirements of the Older Workers Benefit-Protection Act, including expiration of the applicable revocation period, and (ii) releasing any and all claims against the Company and its Subsidiaries, Technologies shall continue to pay Executive (or his estate) his Base Salary (as in effect on the Termination Date) his bonus (as was paid for the most recent completed bonus period) for a period of 1 year following the Termination Date, payable in accordance with Technologies' normal payroll procedures and cycles and shall be subject to withholding of applicable taxes and governmental charges in accordance with federal and state law and all unvested stock options previously granted to the Executive shall immediately become vested and exercisable. In the event the Executive's employment with Technologies is terminated for any other reason, Technologies shall have no obligation to make any severance or other payment to or on behalf of Executive. Notwithstanding the foregoing, in the event that Executive shall breach any of his obligations under this Agreement, Technologies shall be relieved from and shall have no further obligation to pay Executive any amounts to which Executive would otherwise be entitled pursuant to this
               Section 4.

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     5. Sale or Change of Control:
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          (a)  In the event of sale or change of control of Technologies which results in the Executive being offered a Management Agreement with the new owners or the New Company (NewCo) that is comparable to this Agreement, then the obligations of Technologies under this Agreement shall terminate effective on the execution of the comparable Management Agreement between the Executive and the new owners or NewCo. The new Management Agreement will specifically include comparable exchange of stock options, compensation, management duties and responsibilities, and geographical location among other things.

          (b) If in the event of sale or change of control of Technologies which results in the Executive not being offered a Management Agreement with the new owners or NewCo that is comparable to this Agreement, then the Executive is considered terminated for Good Reason and receives compensation benefits pursuant to Section 4 above.

     6. Notices.  All notices or communications provided for herein shall be
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        deemed to be validly given as of the date of delivery, if delivered personally, and three days after mailing, if sent by registered or certified mail, return receipt requested, addressed to Technologies at its respective headquarters or executive offices or to Executive at his address as set forth from time to time in the records of the Company.

     7. Miscellaneous:
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          (a)  Severability.  Whenever possible, each provision of this
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               Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceabillity will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (b)  Complete Agreement.  This Agreement embodies the complete
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               agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (c)  Counterparts.  This Agreement may be executed in separate
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               counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

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          (d)  Governing Law.  The corporate law of the State of Delaware shall
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               govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflicts of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          (e)  Successors and Assigns.  Except as otherwise provided herein,
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               this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its subsidiaries and Executive and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable without the prior written approval of the Board.

          (f)  Remedies.  Each of the parties to this Agreement will be entitled
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               to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (g)  Amendment and Waiver.  The provisions of this Agreement may be
               --------------------
               amended and waived only with the prior written consent of the Company and Executive.

                                * * * * * * * *




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

IN WITNESS WHEREOF, the parties hereto have executed this MANAGEMENT AGREEMENT as of the date first written above.


                                    EXECUTIVE


                                    By: /s/ Robert M. Loiterman
                                       ______________________________
                                    Name:  /s/ Robert M. Loiterman

                                    Title: Vice President of Engineering



                                    RUDOLPH TECHNOLOGIES, INC.


                                    By: /s/ Paul F. McLaughlin
                                       ______________________________
                                    Name:  Paul F. McLaughlin

                                    Title: Chairman & CEO


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